EXHIBIT 10.93

EXECUTION COPY

MANAGEMENT SERVICES AND CONTROL AGREEMENT

THIS MANAGEMENT SERVICES AND CONTROL AGREEMENT (the "Agreement"), effective as of December 4, 2015, is made by and between PositiveID Corporation, a Delaware corporation (the "Company" or "Manager"), Sanomedics, Inc., a Delaware corporation ("Sano") and, its wholly-owned subsidiary, Thermomedics, Inc., a Nevada corporation ("Thermo") (together, the "Parties").

WHEREAS, the Company and Sano entered into that certain Stock Purchase Agreement, dated October 21, 2015 (as may be amended from time to time, including as set forth herein) (the "SPA"), whereby Sano agreed to sell all the outstanding shares of Thermo to the Company (the "Stock Purchase Transaction");

WHEREAS, under the terms of the SPA, a condition to the closing of the Stock Purchase Transaction includes the expiration of the applicable period relating to Sano's information statement on Form 14C, which was filed on October 23, 2015 (the "Information Statement");

WHEREAS, Sano has communicated to the Company that is experiencing delays in completing the process for the Information Statement with the Securities and Exchange Commission and certain other conditions of closing of the Stock Purchase Transaction, including obtaining the required consents and releases;

WHEREAS, the Board of Directors of Sano (the "Sano Board") has determined that it is in the best interest of Sano, Thermo and Sano's shareholders to fully transfer control including operational and financial benefits and responsibility for Thermo to the Company effective as of the date first written above;

WHEREAS, the Board of Directors of the Company (the "Company Board") has determined that it is in the best interest of the Company and its shareholders to accept control over Thermo, including operational and financial benefits and responsibility effective as of the date first written above;

WHEREAS, Sano and the Company desires to enter into this Agreement to memorialize the terms and conditions under which Sano transfers, and the Company accepts, control over Thermo, including operational and financial benefits and responsibility effective as of the date first written above; and

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Appointment of Manager. Sano and Thermo appoint the Company as the Manager of Thermo. As the Manager, the Company will have sole responsibility for all strategic, operational and financial decisions, will be fully responsible for the financial obligations of Thermo, and will be empowered to commit Thermo with full authority of Thermo's officers and the Thermo Board. Sano agrees that as a consequence of the Company, acting as Manager and assuming full responsibility for Thermo's financial obligations, the Company will also benefit from any and all revenue generated by Thermo.

1

2. Modifications and Adjustments to the SPA. The parties agree to modify certain sections of SPA as set forth in the amendment substantially in the form attached hereto as Exhibit A. Such amendment provides for a reduction of the Aggregate Purchase Price from $750,000 to $375,000, with the Stock Purchase Price being reduced from 500 shares of Series J Convertible Preferred Stock to 125 shares. Additionally, such amendment shall provide for a Closing Balance Sheet and Closing Net Working Capital date as of December 4, 2015 (as opposed to the closing date), and the disclosure schedule under Section 2.04(a)(i) of the SPA shall reflect working capital deficit for Thermo of fifty thousand dollars ($50,000). The amended Stock Purchase Price of 125 shares shall be held in escrow pursuant to the closing of the SPA and the settlement of the final balance sheet adjustment. Other than as set forth in Exhibit A, the terms of the SPA and the agreements of the parties made thereunder shall remain in effect with no change. For purposes of this Section 2, any capitalized term used but not otherwise defined herein shall have the meaning set forth in the SPA.

3. Consulting Agreement. The consulting agreement and corresponding convertible note to be delivered at closing to Keith Houlihan shall be adjusted to reflect consideration of $75,000.

4. Services of the Manager. Throughout the Term of this Agreement, the services to be performed by the Company include the strategic, operational and financial management of Thermo as well as any and all actions made by an officer and/or director (or other authorized or delegated individual or governing body) of Thermo in the ordinary course of business.

5. Advances by the Manager. The Company agrees to advance cash to Thermo or directly pay Thermo's expenses on an as needed basis as determined by the Company in its role as Manager. All cash advances made by the Company to Thermo, or expenses paid directly by the Company on behalf of Thermo, shall be made pursuant to a security agreement. Further, the Manager agrees to immediately advance the Cash Purchase Price (as defined in the SPA) to Sano. All advances will accrue interest at a simple interest rate of 5%, except in the Event of Default pursuant to Section 11; in an Event of Default, the interest rate shall adjust to 18%, compounded daily. The security agreement, attached as Exhibit B, shall grant the Company a first priority security interest in all of the assets of Thermo. Any existing security holder in the assets of Thermo shall agree, in writing, to subordinate that interest to the Company.

6. Board Approval; Shareholder Vote. The Board of Directors of Sano shall approve this Agreement and the exhibits hereto. Further, the Series A preferred shareholders, who own over 51% of the voting interest of Sano, shall both approve this Agreement and ratify their vote to approve the terms of the SPA.

7. Resignations; Appointments. Sano and Thermo agree to cause the directors and officers of Thermo to tender their resignations from their respective positions effective as of the date of this Agreement. Effective as of the date of this Agreement, the President of Thermo shall be named William J. Caragol, and the Secretary of Thermo shall be Allison F. Tomek and Mr. Caragol and Ms. Tomek shall also be appointed as the sole directors of Thermo.

8. Security Agreement and Guaranty. Sano agrees to grant a first priority security interest in all of the shares of Thermo that it owns. That security agreement is attached to this Agreement as Exhibit C.

9. Compensation of Manager.

(a) During the Term of this Agreement, the Company will be entitled to no compensation other than as outlined in this Agreement.

2

(b) Unless otherwise provided for herein, in an Event of Default as defined in Section 11, Sano and Thermo shall pay the Company (i) the total amount the Company advanced to, or paid on behalf of, Thermo, plus interest as set forth in Section 4 and the advance of the Cash Purchase Price under the SPA, plus interest as set forth in Section 4 (the "Advances"), and (ii) a termination fee in the amount of $250,000 (the "Termination Fee"). This amount shall be owed jointly and severally by Sano and Thermo, and shall be covered by the security agreements of both Sano and Thermo.

10. Voting Agreement. Throughout the Term of this Agreement, the Manager shall have the right to vote all shares of Thermo that are owned by Sano, or its affiliates, in any situation where a shareholder vote is required.

11. Term. This Agreement shall commence effective as of the date first written above and shall remain in effect until the date of closing pursuant to the terms of the SPA. It will be considered an Event of Default if the Stock Purchase Transaction does not close by February 15,

2016 (the "Default Date"); provided that in the event that Sano and the Company close the Stock Purchase Transaction within twenty (20) days of the Default Date (the "Extension Date"), an Event of Default shall be deemed not to have occurred. Sano may terminate this Agreement at any time, subject to the consent of the Manager, by (i) repaying the Company all principal and interest for any advances made pursuant to this Agreement, and (ii) making the payments defined in Section 9(b). Notwithstanding the foregoing, in the event that Sano has taken all necessary steps under the SPA to close the Stock Purchase Transaction, including delivery of all of the items section forth in Section 2.03(a) of the SPA (or the Company's waiver of such deliverables) and the Stock Purchase Transaction does not close at the Company's election, Sano and Thermo shall not be obligated to pay to the Company the Termination Fee and the Advances.

12. Liability. No member of the Company (including any person or entity acting for or on behalf of the Company) shall be liable for any mistakes of fact, errors of judgment, or losses sustained by the Company or for any acts or omissions of any kind (including acts or omissions of the Company), except to the extent caused by intentional misconduct or gross negligence of the Company as finally determined by a court of competent jurisdiction.

13. Indemnification of Manager. Sano and Thermo agree to jointly and severally indemnify and hold harmless the Manager and their present and future officers, directors, affiliates, employees and agents ("Indemnified Parties") from and against all losses, claims, liabilities, suits, costs, damages and expenses (including attorneys' fees)(collectively, "Losses") arising with respect to the Company's role as Manager as set forth herein, including from their assumption of financial responsibility and performance of services hereunder; except to the extent such Losses are: (i) with respect to any liability (or Losses) or with respect to the business or operations of Thermo relating to periods on or following the date of the consummation of the transactions contemplated by this Agreement; or (ii) caused by intentional misconduct or gross negligence of the Company.

14. Assignment. Without the consent of the Company, Sano or Thermo shall not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor shall it delegate any of the obligations or duties required to be kept or performed by it hereunder. The Company shall not assign, transfer or convey any of their rights, duties or interest under this Agreement, nor shall they delegate any of their obligations or duties required to be kept or performed under this Agreement, except that the Company may transfer their rights and delegate their obligations hereunder to (i) their respective affiliates or (ii) to each other.

3

15. Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (i) delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or (iii) received via electronic mail by the recipient. Such notices, demands, and other communications shall be sent to the address for such recipient indicated below:

If to the Company:	PositiveID Corporation 1690 S. Congress Ave., Suite 201 Delray Beach, FL 33445 Telephone: (561) 805-8009 Electronic Mail: bcaragol@psidcorp.com Attention: Chief Executive Officer

If to Sano:	Sanomedics, Inc. 777 Glades Rd. Boca Raton, FL 33___ Telephone: (___) ___-___ Electronic Mail: keith@sanomedics.com cfo@sanomedics.com Attention: President

With Copies to (which shall not constitute notice):

Szaferman, Lakind, Blumstein & Blader, P.C.
101 Grovers Mill Rd., Suite 200
Lawrenceville, NJ 08648
Telephone: (609) 275-0400
Electronic Mail: gjaclin@szaferman.com
Attention: Gregg Jaclin, Esq.

_____________________________
_____________________________
_____________________________

Telephone: (XXX) XXX-XXXX
Electronic Mail: _________________
Attention: _____________________

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

16. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

4

17. No Waiver. The failure by any party to exercise any right, remedy or elections herein contained or permitted by law shall not constitute or be construed as a waiver or relinquishment for the future exercise of such right, remedy or election, but the same shall continue and remain in full force and effect. All rights and remedies that any party may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, shall be distinct, separate and cumulative rights and remedies and no one of them, whether exercised or not, shall be deemed to be in exclusion of any other right or remedy.

18. Amendment. The provisions of this Agreement may be amended or modified only with the prior written consent of the Parties.

19. Entire Agreement. This Agreement, the Exhibits hereto, the SPA (and the documents contemplated by the SPA) contain the entire agreement between the parties hereto with respect to the matters herein contained and any agreement hereafter made shall be ineffective to effect any change or modification, in whole or in party, unless such agreement is in writing and signed by the party against whom enforcement of the change or modification is sought. In the event of any conflict between the provisions of this Agreement and the SPA, the provisions of this Agreement shall control to the extent the contents of such provisions are directly related to the contents of similar provisions in the SPA.

20. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

21. MUTUAL WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

22. Successors. This Agreement and all the obligations and benefits hereunder shall inure to the successors and permitted assigns of the parties.

23. Counterparts. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

24. Confidentiality. The Parties may not disclose the terms of this Agreement except as may be required by applicable law or the rules of any exchange on which the Company's or Sano's securities are traded.

5

IN WITNESS WHEREOF, the parties hereto have caused this Management Services and Control Agreement to be executed and delivered as of the date first above written.

POSITIVEID CORPORATION

By:	/s/ William J. Caragol
Name:	William J. Caragol
Title:	Chief Executive Officer

SANOMEDICS, INC.

By:	/s/ Keith Houlihan
Name:	Keith Houlihan
Title:	President

THERMOMEDICS, INC.

By:	/s/ Keith Houlihan
Name:	Keith Houlihan
Title:	President

6

EXHIBIT A

7

EXHIBIT B

8

EXHIBIT C

9